Execution Version

AMENDMENT LETTER NO. 5 (LETTER OF CREDIT FACILITY AGREEMENT)

To:    The Bank of Nova Scotia (the "Bank")
October 31, 2023
Letter of credit facility agreement dated as of February 25, 2019, between Cincinnati Financial Corporation as Borrower and The Bank of Nova Scotia as Bank, as amended on November 4, 2019, as amended on October 30, 2020, as amended on November 2, 2021, and as further amended on October 31, 2022, (the "Facility Agreement")
1.We refer to the Facility Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Facility Agreement.
2.With effect from the Effective Date:
(a)The second WHEREAS clause in the recitals of the Facility Agreement shall be amended such that the reference therein to "2023" shall be deleted and replaced with reference to "2024".
(b)Section 1.1 of the Facility Agreement shall be amended by deleting the following definition in its entirety and replacing it with the following:
"Expiration Date shall mean February 28, 2028."
(c)Section 1.1 of the Facility Agreement shall be further amended by renumbering the current subsection (xiv) under the Permitted Liens definition to read “(xv)” and by inserting a new subsection (xiv) between the current (xiii) and renumbered (xv) of the Permitted Liens definition which states the following:
“(xiv) Liens over or affecting the Borrower’s or any of its Subsidiaries’ membership interests in either a limited partnership or limited liability company vehicle, in each case representing alternative investment assets in third parties, so long as (a) such portfolios of alternative investments are within limits set by the Applicable Insurance Regulatory Authority or other Official Body, (b) such Liens arise in the ordinary course of such investments and are applicable to all investors generally, (c) the amount of the obligations of the Borrower or such Subsidiary in respect of such investments does not exceed the value of such investments, and (d) the aggregate book value of the alternative investment assets subject to such Liens, in the aggregate, shall not exceed ten percent (10%) of Borrower’s consolidated invested assets; and".
(d)Section 1.1 of the Facility Agreement shall be further amended to delete the word "and" at the end of clause (xiii) of the definition of Permitted Lien and to delete the reference to "(xiii)" and replace it with "(xiv)" in the renumbered clause (xv) of the definition of Permitted Liens.
(e)Section 2.3.1 of the Facility Agreement shall be amended such that each reference therein to "2023" shall be deleted and replaced with a reference to "2024".
(the Facility Agreement, as so amended, the "Amended Facility Agreement").
3.This amendment letter shall take effect on the date (the "Effective Date") on which the Bank confirms to the Borrower that it has received in form and substance satisfactory to it:
(a)a duly executed copy of this amendment letter signed by the Bank and an Authorized Officer of the Borrower;

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(b)resolutions of the board of directors of the Borrower approving this amendment letter and the Amended Facility Agreement and authorizing specified persons to execute this amendment letter on the Borrower's behalf;
(c)officer's certificates signed by the Borrower and dated as of the Effective Date substantially in the forms delivered to the Bank on the Closing Date pursuant to Section 5.1.1(i) and (ii) of the Facility Agreement;
(d)a certified copy of the business plan for the 2024 year of account prepared in relation to the Managed Syndicate;
(e)a letter from the Borrower to the Bank requesting that the Letter of Credit issued under the Facility Agreement be amended to give effect to the amendments contemplated under this amendment letter and that any notice of termination issued with respect to the Letter of Credit be revoked;
(f)a Letter of Comfort signed on behalf of Lloyd's;
(g)a certified copy of the reinsurance resume of the Managed Syndicate for the 2024 year of account and each year of account then open; and
(h)such other documents as the Bank may reasonably request.
4.The Borrower (a) repeats and restates its representations and warranties contained in Section 4 of the Facility Agreement as of the date of this amendment letter and as of the Effective Date, except to the extent such representations and warranties relate to an earlier date and (b) confirms that with effect from (and including) the Effective Date, its liabilities and obligations arising under the Amended Facility Agreement form part of (but do not limit) the obligations which are secured by the FAL LC Documents and that all of its obligations and the liens granted thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this amendment letter.
5.Except as varied by the terms of this amendment letter, the Facility Agreement and the other FAL LC Documents will remain in full force and effect and each party hereto confirms all of its obligations under the Amended Facility Agreement and under the other FAL LC Documents.
6.This amendment letter constitutes a FAL LC Document for the purposes of Amended Facility Agreement.
7.This amendment letter may be executed in any number of counterparts and all of those counterparts taken together will be deemed to constitute one and the same instrument. Delivery of an executed signature page of this amendment letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
8.This amendment letter and any non-contractual obligations arising out of or in connection with it are governed by, and construed in accordance with, the laws of the State of New York.
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Yours sincerely
CINCINNATI FINANCIAL CORPORATION,
as the Borrower

By: __/S/ Michael J. Sewell____________________
Name: Michael J. Sewell
Title: CFO

[Signature Page to Amendment Letter No. 5]

We hereby acknowledge and agree to the above.

THE BANK OF NOVA SCOTIA,
as Bank

By: ___/S/ Patrick Wong_____________
Name:    Patrick Wong
Title:    Director, Financial Institutions

[Signature Page to Amendment Letter No. 5]